MEDICAL HOSPITALITY GROUP, INC.

UP TO 6,000,000 SHARES
OF COMMON STOCK
$.01 PAR VALUE PER SHARE

FORM OF DEALER MANAGER AGREEMENT

December __, 2012

Orchard Securities, LLC
170 South Interstate Plaza, Suite 320
Lehi, Utah 84043

Ladies and Gentlemen:

Medical Hospitality Group, Inc., a Maryland corporation (the “Company”), intends to qualify as a real estate investment trust (a “REIT”) under federal income tax laws. The advisor to the Company is Medical Hospitality Capital Markets Group, LLC, a Texas limited liability company (the “Advisor”). Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Company’s Registration Statement on Form S-11, as amended.

The Company is offering (i) on a “best efforts” basis up to 6,000,000 shares of common stock, $.0l par value per share (the “Shares”) for a purchase price of $10.00 per Share with a minimum initial investment of $2,500.  The subscribers, each of whom will be required to enter into a subscription agreement substantially similar to the form of Subscription Agreement (the “Subscription Agreement”) attached as Appendix B? to the Prospectus, will, upon acceptance of their subscriptions by and in the discretion of the Company, become stockholders of the Company (the “Stockholders”).

1. Representation and Warranties of the Company. The Company hereby represents, warrants and agrees with you that:

(a) Registration Statement and Prospectus. A registration statement (SEC File No. 333-174533) on Form S-11 with respect to an aggregate of 6,000,000 Shares, has been prepared by the Company pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission under the Act; one or more amendments to such registration statement have been or may be so prepared and filed. As used in this Agreement, the term “Registration Statement” means such registration statement in the form in which it becomes effective, the term “Effective Date” means the date upon which the Registration Statement is or was first declared effective by the Commission and the term “Prospectus” means the prospectus in the form constituting a part of the Registration Statement as well as in the form first filed with the Commission pursuant to its Rule 424 after the Registration Statement becomes effective. The Commission has not issued any stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose have been instituted or are pending before or, to the Company’s knowledge, threatened by the Commission under the Act.

(b) Compliance with the Act. From the time the Registration Statement becomes effective and at all times subsequent thereto up to and including the Termination Date (as defined in Section 2(c) hereof) (i) the Registration Statement, the Prospectus and any amendments or supplements thereto will contain all statements which are required to be stated therein by the Act and the Rules and Regulations and will comply in all material respects with the Act and the Rules and Regulations; and (ii) neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto will at any such time include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) No Subsequent Material Events. Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and prior to the Termination Date, except as contemplated in the Prospectus or as disclosed in a supplement or amendment thereto or in the periodic financial statements of the Company, the Company has not and will not have (i) incurred any material liabilities or obligations, direct or contingent; or (ii) entered into any material transaction, not in the ordinary course of business and, except as so disclosed, there has not been and will not be any material adverse change in the financial position or results of operations of the Company.

(d) Corporate Status. The Company is a corporation duly formed and validly existing under the laws of the State of Maryland.

(e) Authorization of Agreement. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Company and constitutes the valid and binding agreement of the Company enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors’ rights generally or by equitable principles relating to the availability of remedies). The performance of this Agreement, the consummation of the transactions contemplated herein and the fulfillment of the terms hereof, do not and will not result in a breach of any of the terms and provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, voting trust agreement, note, lease or other agreement or instrument to which the Company is a party or by which the Company or its property is bound, or under any rule or regulation or order of any court or other governmental agency or body with jurisdiction over the Company or any of its properties; and no consent, approval, authorization or order of any court or governmental agency or body has been or is required for the performance of this Agreement or for the consummation of the transactions contemplated hereby (except (i) as may be required under the Act or from the Financial Industry Regulatory Authority, Inc. (“FINRA”), (ii) to the extent that the enforceability of the indemnification provisions contained in Section 7 of this agreement may be limited under applicable securities laws, or (iii) as may be required under state securities or blue sky laws in connection with the offer and sale of the Shares or under the laws of states in which the Company may own real properties in connection with its qualification to transact business in such states or as may be required by subsequent events which may occur).

(f) Pending Actions. There is no material action, suit or proceeding pending or, to the knowledge of the Company, threatened, to which the Company is a party, before or by any court or governmental agency or body which adversely affects the offering of the Shares.

(g) Required Filings. There are no contracts or other documents required to be filed by the Act or the Rules and Regulations of the Commission thereunder as exhibits to the Registration Statement which have not been so filed.

(h) Federal Income Tax Laws. The Corporation has obtained an opinion of Locke Lord, LLP stating that, under existing federal income tax laws and regulations, assuming the Company acts as described in the “Federal Income Tax Considerations” section of the Prospectus and timely files the requisite elections, counsel is of the opinion that the Company has been organized in conformity with the requirements for qualification as a REIT beginning with its taxable year ending ______________ [PLEASE COMPLETE], and that its prior, current and anticipated methods of operation (as described in the Prospectus and represented by management) has enabled and should enable it to satisfy the REIT Requirements (as defined in the Prospectus).

(i) Independent Public Accountants. To the best of the Company’s knowledge, the accountants who have certified certain financial statements appearing in the Prospectus are independent public accountants within the meaning of the Act and the Rules and Regulations.

(j) Sales Literature. In addition to and apart from the Prospectus, the Company may use certain supplemental sales material in connection with the offering of the Shares. This material, prepared by the Advisor, may consist of a brochure describing the Advisor and its Affiliates and the objectives of the Company and may also contain pictures and summary descriptions of properties acquired by the Company or to be acquired by the Company that Affiliates of the Company have previously acquired. This material may also include a brochure, audio-visual materials and tape presentations highlighting and explaining various features of the Offering, properties of prior real estate programs and real estate investments in general; and articles and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to Soliciting Dealers (as hereinafter defined) and prospective investors. Any such sales literature shall, to the extent required, be filed with and approved by the appropriate securities agencies and bodies; provided, however, that the Dealer Manager shall be responsible for filing all such sales literature with FINRA, to the extent required.  Any and all Approved Sales Literature did not or will not, at the time provided for use, include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Such sales literature shall be categorized as either: (i) “Broker/Dealer Use Only” educational materials, which are, for purposes of this Agreement, materials prepared for or by the Company or the Advisor for the sole purpose of educating the Dealer Manager or Soliciting Dealers, as the case may be, in preparation to solicit sales of the Shares and shall not be used with members of the general investing public (“B/D Use Only Approved Sales Literature”) or (ii) “Investor” sales materials, which are, for purposes of this Agreement, materials prepared for or by the Company or the Advisor and may be used by the Dealer Manager or Soliciting Dealers, as the case may be, with members of the general investing public (“Investor Use Approved Sales Literature” and, together with the B/D Use Only Approved Sales Literature, the “Approved Sales Literature”).

Although it is believed that the information contained in the Approved Sales Literature will not conflict with any of the information set forth in the Prospectus, the Approved Sales Literature will not purport to be complete, and should not be considered as a part of the Prospectus, or as incorporated in the Prospectus by reference, or as forming the basis of the Offering.

(k) Authorization of the Shares. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and Prospectus. The sale of the Shares has been duly and validly authorized by the Company, and when subscriptions for the Shares have been accepted by the Company as contemplated in the Prospectus and the Shares have been issued to the respective subscribers, the Shares will represent ownership in the Company and will conform to the description thereof contained in the Prospectus. Stockholders have no preemptive rights to purchase or subscribe for securities of the Company, and the Shares are not convertible or subject to redemption at the option of the Company. The Shares are entitled to one vote per Share and do not have cumulative voting rights. Subject to the rights of the holders of any class of capital stock of the Company having any preference or priority over the Shares, the Stockholders are entitled to distributions in such amounts as may be declared by the Board of Directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of the Company remaining after payment in full of all creditors and provisions for any liquidation preferences on any outstanding preferred stock ranking prior to the Shares.

2. Offering and Sale of the Shares. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company hereby appoints you as its exclusive Dealer Manager to solicit and to cause other dealers (as described in Section 2(a) hereof) to solicit subscriptions for the Shares at the subscription price to be paid and otherwise upon the other terms and conditions set forth in the Prospectus and in the Subscription Agreement, and you agree to use your best efforts as such Dealer Manager to procure subscribers for the Shares, during the period commencing with the Effective Date and ending on the Termination Date (the “Offering Period”).  You and the Soliciting Dealers (as defined in Section 2(a)) will suspend the Offering upon request of the Company at any time and will resume the Offering upon subsequent request of the Company.

(a) Sale of the Shares. You will assist the Company with the sale of the Shares either directly or through other securities broker-dealers that are members of FINRA (collectively, the “Soliciting Dealers”) and that have executed agreements with you substantially in the form of the Soliciting Dealers Agreement attached hereto as Exhibit A [PLEASE ATTACH] providing for, among other things, sales of Shares on a best-efforts basis without any commitment to purchase any Shares.  Shares may also be sold through registered investment advisers (a) that are not affiliated with any securities broker-dealer or (b) that are affiliated with a Soliciting Dealer that has executed a Soliciting Dealers Agreement (collectively, “RIAs”) or through a bank trust account with decision-making authority granted to a bank trust department.

(b) Subscription Agreements and Subscribers’ Funds. Each potential investor desiring to purchase Shares through you or any Soliciting Dealer shall be required to complete and execute the Subscription Agreement and deliver it to you or such Soliciting Dealer, as applicable, together with a check payable to “U.S. Bank as Escrow Bank for Medical Hospitality Group, Inc.” in the amount of $10 per Share.  You will comply with Rule 15c2-4 under the Exchange Act (as defined below).  You or such Soliciting Dealer, as applicable, shall forward such (i) Subscription Agreement to the Company and/or the transfer agent for the Offering (the “Transfer Agent”) and (ii) a check to the escrow agent for the Offering (the “Escrow Agent”) not later than noon of the next business day after receipt of such Subscription Agreement, unless such Subscription Agreement and payment are first forwarded to another of your offices or such Soliciting Dealer’s offices for internal supervisory review (which shall take place within the aforementioned time period), in which event such other office shall complete its review and forward such Subscription Agreement and payment to the Escrow Agent no later than noon of the next business day after its receipt thereof.  After subscriptions for at least the minimum offering of $3,000,000 have been received and accepted by the Company, you or such Soliciting Dealer, as applicable may forward such Subscription Agreement and a check for the acquisition of Shares directly to the Company and/or the Transfer Agent.  Each subscription received will be subject to acceptance or rejection by the Company by the end of the business day on which it is received.  Each such subscription payment received and accepted by the Company will be transmitted, as soon as practicable, but in any event by the end of the second business day following receipt thereof, to an account for the benefit of the Company.  The Company undertakes to promptly return (or cause to be promptly returned) to you or such Soliciting Dealer, as applicable, for return to any of your or their customers whose subscriptions are not accepted by the Company, their Subscription Agreements together with the related subscription payment within two business days of their receipt of same.  Unless and until an event requiring a refund occurs, an investor will have no right to withdraw his or her subscription payment.  The Company has reserved the unconditional right to refuse to accept, in whole or in part, any subscription and related payment and to refuse to accept as an investor any person for any reason whatsoever or no reason.

Nothing contained in this Section 2 shall be construed to impose upon the Company the responsibility of assuring that prospective investors meet the suitability standards contained in the Prospectus or to relieve the Dealer Manager or any of the Soliciting Dealers of the responsibility of complying with any Commission or FINRA Rules or FINRA Notices to Members.

(c) Termination of the Offering. The Offering Period will terminate on a date on or before one year from the date of the Prospectus (subject to requalification in certain states, the Company may extend the Offering Period from time to time, but in no event for longer than three years from the date of the original Prospectus), subject in any event to the Company’s right to terminate the Offering at any time (the “Termination Date”) and the proceeds will be applied as set forth in the Prospectus.

(d) Compensation.

(i) The Company agrees to pay (A) any Soliciting Dealer that sells Shares sales commissions in an amount equal to 6.5% of the sales price for each Share sold, and a non-accountable due diligence fee in an amount equal to 0.50% of the sales price for each Share sold, from the 6,000,000 Shares offered on a “best efforts” basis, as set forth in the Prospectus under the caption “Plan of Distribution” and (B) you a dealer manager fee equal to 1.5% of the first $3,000,000 of the aggregate gross offering proceeds and 2.553% of the aggregate gross proceeds in excess of $3,000,000 such that if the maximum offering amount of shares is sold, the total dealer manager fee will be up to $1,500,000 or 2.50% of the aggregate offering proceeds of such sales price for each Share sold from the 6,000,000 Shares offered on a “best efforts” basis, for your services in supervising the sales of Shares, for costs and expenses incurred in connection with holding or attending bona fide training and education seminars and conferences in compliance with FINRA’s Rules and to reimburse you, on a non-accountable basis, for wholesaling fees and expenses, of which a portion of such fee may be reallowed by the Dealer Manager subject to federal and state securities laws, to any Soliciting Dealer.

Notwithstanding the foregoing, it is understood and agreed that no commission shall be payable with respect to particular Shares if the Company rejects a proposed subscriber’s Subscription Agreement, which it may do for any reason or for no reason, as set forth in the Subscription Agreement.

(ii) All sales commissions payable to Soliciting Dealers will be paid by the Company within 30 days and shall be paid substantially concurrently with the acceptance of a subscriber as a stockholder by the Company.  The dealer manager fee shall be paid by the Company promptly and substantially concurrently with the acceptance of a subscriber as a stockholder by the Company, which such time shall be when at least $3,000,000 from the Offering has been received by the Company.

3. Covenants of the Company. The Company covenants and agrees with you as follows:

(a) Registration Statement. The Company will use its best efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible and will not, at any time after the Effective Date, file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished a copy at a reasonable time prior to the proposed filing or to which you shall have reasonably objected or which is not, to the best of the Company’s knowledge, in compliance with the Act and the Rules and Regulations. The Company will prepare and file with the Commission and will use its best efforts to cause to become effective as promptly as possible (i) any amendments to the Registration Statement or supplements to the Prospectus which may be required pursuant to the undertakings in the Registration Statement; and (ii) upon your reasonable request any amendments to the Registration Statement or supplements to the Prospectus which, in the opinion of you or your counsel, may be necessary or advisable in view of the requirements of the Act and the Rules and Regulations in connection with the offer and sale of the Shares during the Offering Period.

(b) Stop Orders. As soon as the Company is advised or obtains knowledge thereof, it will advise you of any request made by the Commission for amending the Registration Statement, supplementing the Prospectus or for additional information, or of the issuance by the Commission of any stop order or of any other order preventing or suspending the use of the Prospectus or the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance or any such order and, if any such order is issued, to obtain the removal thereof as promptly as possible.

(c) Blue Sky Qualifications. The Company will use its best efforts to qualify the Shares for offering and sale under the securities or blue sky laws of such jurisdictions as you may reasonably request and to make such applications, file such documents and furnish such information as may be reasonably required for that purpose. The Company will, at your request, furnish you copies of all material documents and correspondence sent to or received from such jurisdictions (including, but not limited to, summaries of telephone calls and copies of facsimiles or emails) and will promptly advise you as soon as the Company obtains knowledge thereof to the effect that the Shares are qualified for offering and sale in each such jurisdiction. The Company will promptly advise you of any request made by the securities administrators of each such jurisdiction for revising the Registration Statement or the Prospectus or for additional information or of the issuance by such securities administrators of any stop order preventing or suspending the use of the Prospectus or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such order and if any such order is issued, to obtain the removal thereof as promptly as possible. The Company will furnish you with a Blue Sky Survey dated as of the Effective Date, which will be supplemented to reflect changes or additions to the information disclosed in such survey.

(d) Amendments and Supplements. If at any time when a Prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred to the knowledge of the Company as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances existing at the time it is so required to be delivered to a subscriber, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus relating to the Shares to comply with the Act, the Company will promptly notify you thereof and will prepare and file with the Commission an amendment or supplement which will correct such statement or effect such compliance.

(e) Copies of the Registration Statement. The Company will furnish you copies of the Registration Statement (only one of which need be signed and need include all exhibits), the Prospectus and all amendments and supplements thereto, including any amendment or supplement prepared after the Effective Date, and such other information with respect to the Company as you may from time to time reasonably request, in each case as soon as available and in such quantities as you may reasonably request.

(f) Qualification to Transact Business. The Company will take all steps necessary to ensure that at all times the Company will be validly existing as a Maryland corporation and will be qualified to do business in all jurisdictions in which the conduct of its business requires such qualification and where such qualification is required under local law.

(g) Authority to Perform Agreements. The Company undertakes to obtain all consents, approvals, authorizations or orders of any court or governmental agency or body which are required for the performance of this Agreement and under its bylaws or articles of incorporation, each as amended, or the consummation of the transactions contemplated hereby and thereby, respectively, or the conducting by the Company of the business described in the Prospectus.

(h) Copies of Reports. The Company will use its best efforts to furnish to you as promptly as shall be practicable the following (i) a copy of each report or general communication (whether financial or otherwise) sent to the Stockholders; (ii) a copy of each report (whether financial or otherwise) filed with the Commission; and (iii) such other information as you may from time to time reasonably request regarding the financial condition and operations of the Company including, but not limited to, copies of operating statements of properties acquired by the Company.

(i) Use of Proceeds. The Company will apply the proceeds from the sale of the Shares as stated in the Prospectus or, if for any reason whatsoever all or a portion of the proceeds of the Offering are not applied or committed for use as stated within 24 months of the Termination Date, the Company shall promptly return those proceeds from the sale of the Shares not so applied or committed, as stated in the Prospectus, with interest, to the subscribers, each subscriber sharing in the return in the ratio that the number of the Shares owned by such subscriber bears to the total number of the Shares owned by all subscribers.

4. Representations, Warranties and Covenants of the Dealer Manager. You hereby represent, warrant, covenant and agree on your behalf and on behalf of the Soliciting Dealers to and with the Company as follows:

(a) Compliance With Laws. With respect to your participation and the participation by each Soliciting Dealer in the offer and sale of the Shares (including, without limitation any resales and transfers of Shares), you agree, and each Soliciting Dealer agrees, to comply and shall comply with any applicable requirements of the Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the published rules and regulations of the Commission thereunder, and the applicable state securities or blue sky laws, and the FINRA Conduct Rules. The Dealer Manager agrees that it shall require each Soliciting Dealer to agree in writing that such Soliciting Dealer will (i) not use any sales materials in connection with the solicitation of investors of the Shares except Approved Sales Literature; (ii) not use any B/D Use Only Approved Sales Literature with members of the general investing public; and (iii) to the extent the Company provides Investor Use Approval Sales Literature, not use such Investor Use Approved Sales Literature unless accompanied or preceded by the Prospectus, as then currently in effect, and as may be supplemented in the future.  Soliciting Dealer will not publish, circulate or otherwise use any other advertisement or solicitation material in connection with the Offering without the Dealer Manager’s express prior written approval.  The use of any other sales material is expressly prohibited.  In addition, you shall, in accordance with applicable law or as prescribed by any state securities administrator, provide or cause Soliciting Dealers to provide to any prospective investor copies of any prescribed document which is part of the Registration Statement.

With respect to your and each Soliciting Dealer’s participation in any resales or transfers of the Shares, you agree, and each Soliciting Dealer agrees, to comply and shall comply with any applicable requirements as set forth above.

(b) No Additional Information. In offering the Shares for sale, you and each Soliciting Dealer shall not (i) give or provide any information or make any representation other than those contained in the Prospectus, the sales literature or any other document provided to you for such purpose by the Company or (ii) make any unauthorized verbal representations in connection with offers or sales of the Shares.

(c) Sales of Shares. You and each Soliciting Dealer shall solicit purchases of the Shares only in the jurisdictions in which you and such Soliciting Dealer are legally qualified to so act and in which you and each Soliciting Dealer have been advised by the Company that such solicitations can be made.

(d) Subscription Agreement. Subscriptions will be submitted by you and each Soliciting Dealer to the Transfer Agent, Escrow Agent, or the Company, as applicable, Escrow Agent using the Subscription Agreement. You and each Soliciting Dealer understand and acknowledge that each Subscription Agreement must be executed and initialed by the subscriber(s).

(e) Suitability.  In offering the Shares to any person, you and each Soliciting Dealer shall not offer or sell Shares in any jurisdiction except to investors who satisfy the suitability and minimum investment requirements under the applicable provisions of the Prospectus or the laws of such jurisdiction (if they are more restrictive). You hereby acknowledge your firm’s obligations pursuant to (i) FINRA rules, in general, and FINRA Conduct Rule 2310, in particular and (ii) Article III.C of the Statement of Policy regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc.  Specifically, you agree to ensure that, in recommending the purchase, sale or exchange of Shares to an investor, each member of, or person associated with, your firm shall have reasonable grounds (as required by FINRA rules) to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and needs, and any other information known to such member of, or person associated with your firm, that (i) the investor is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus, including the tax benefits to the extent they are a significant aspect of the Company; (ii) the investor has a fair market net worth sufficient to sustain the risks inherent in an investment in Shares in the amount proposed, including loss, and lack of liquidity of such, and (iii) an investment in Shares is otherwise suitable for such investor. You further represent, warrant and covenant that you will: (w) require each member of, or person associated with your firm, to make diligent inquiry as to the suitability and appropriateness of an investment in Shares from each proposed investor, (x) retain in your records for a period equal to the longer of (A) six years from the date of the applicable sale of Shares or (B) five years from the end of the Offering Period, (y) make available to us and the Company, upon request (and upon your firm’s receipt of an appropriate document subpoena from one of the following, to representatives of the Commission, FINRA and applicable State securities administrators) documents disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Shares pursuant to a subscription solicited by your firm, whether such records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established and (z) comply with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act.  You shall not purchase any Shares for a discretionary account without obtaining the prior written approval of your customer and his signature on a Subscription Agreement.

Prior to the sale of the Shares, you and each Soliciting Dealer shall inform the prospective purchaser of all pertinent facts relating to the liquidity and marketability of the Shares during the term of the investment.

(f) Due Diligence. Prior to offering the Shares for sale, you and each Soliciting Dealer shall have conducted an inquiry such that you have reasonable grounds to believe, based on information made available to you by the Company through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the purchase of the Shares. In determining the adequacy of disclosed facts pursuant to the foregoing, you and each Soliciting Dealer may obtain, upon request, information on material facts relating at a minimum to the following:

(i)	items of compensation;
(ii )	Company properties, if any;
(iii)	tax aspects;
(iv)	conflicts and risk factors; and
(v)	appraisals and other pertinent reports.

Notwithstanding the foregoing, you and each Soliciting Dealer may rely upon the results of an inquiry conducted by another Soliciting Dealer, provided that (i) such Soliciting Dealer has reasonable grounds to believe that such inquiry was conducted with due care; (ii) the results of the inquiry were provided to you with the consent of the Soliciting Dealer conducting or directing the inquiry; and (iii) no Soliciting Dealer that participated in the inquiry is an affiliate of the Company or the Advisor.

(g) Offering Price Adjustment. If, after the Effective Date, the Company shall adjust the initial purchase price of $10.00 per Share for the 6,000,000 Shares to be offered for sale on a “best efforts” basis in the Offering, you agree (and each Soliciting Dealer agrees) that the total sales commissions payable as provided in Section 2(d)(i) above, shall not exceed 6.5% of the sales price paid for the Shares and the dealer manager fee payable as provided in Section 2(d)(i) above, shall not exceed 2.50% of the sales price paid for the Shares.

(h) Notification of Conferences and Seminars. So that we may comply with FINRA requirements, we will require all Soliciting Dealers to notify us of any educational seminars or conferences that they conduct not in connection with us.

(i) Authorization of Agreement. This Agreement has been duly and validly authorized, executed and delivered by you or on your behalf and constitutes your valid and binding agreement, enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors’ rights generally or by equitable principles relating to the availability of remedies). The performance of this Agreement, the consummation of the transactions contemplated herein and the fulfillment of the terms hereof, do not and will not result in a breach of any of the terms and provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, voting trust agreement, note, lease or other agreement or instrument to which you are a party or by which you or your property is bound, or under any rule or regulation or order of any court or other governmental agency or body with jurisdiction over you or any of your properties; and no consent, approval, authorization or order of any court or governmental agency or body has been or is required for the performance of this Agreement or for the consummation of the transactions contemplated hereby (except (i) as may be required under the Act or from FINRA, (ii) to the extent that the enforceability of the indemnification provisions contained in Section 7 of this agreement may be limited under applicable securities laws or (iii) as may be required under state securities or blue sky laws in connection with the offer and sale of the Shares or under the laws of states in which the Company may own real properties in connection with its qualification to transact business in such states or as may be required by subsequent events which may occur).

(j) Pending Actions. There is no material action, suit or proceeding pending or, to your knowledge, threatened, to which you are a party, before or by any court or governmental agency or body which has not previously been disclosed to the Company which may adversely affect the offering of the Shares.

(k) No Other Agreements. Except for agreements with Soliciting Dealers, you will not make any agreement (written or oral) with any person permitting the resale, repurchase or distribution of any Shares purchased by such person.

(l) Corporate Status. You are a limited liability company duly formed and validly existing under the laws of the State of Utah.

5. Expenses. The Company will pay all fees and expenses incident to the performance of its obligations under this Agreement, including, but not limited to:

(a) The Commission registration fee;

(b) Expenses of printing the Registration Statement, the Prospectus and any amendment or supplement thereto and the expense of furnishing to the Dealer Manager copies of the Registration Statement, the Prospectus and any amendment or supplement thereto, any Blue Sky Surveys, all sales materials and any other documents in connection with the offering, purchase, sale and delivery of the Shares as herein provided;

(c) Fees and expenses of the Company’s accountants and counsel in connection with the Offering contemplated by this Agreement;

(d) The FINRA filing fee;

(e) All state Blue Sky registration fees;

(f) The cost of preparing stock certificates, if any;

(g) The costs or expenses of any depositary escrow agent (including Escrow Agent), transfer agent (including Transfer Agent), or registrar;

(h) All costs of licensing, registration, errors and omissions insurance, e-mail archiving, and other similar fees of any wholesalers;

(i) Bona fide due diligence fees and expenses reimbursements, if any, paid only upon receipt of a detailed and itemized invoice in accordance with FINRA’s Rules;

(j) All of your expenses in connection with the Offering, subject to the limitations contained in the Prospectus; including, but not limited to, the salaries, travel expenses and similar expenses of your employees and personnel incurred in connection with the Offering.  Such expenses are limited to the 2.50% Dealer Manager Fee.

6. Conditions of Obligations. Your obligations hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company contained in Section 1 hereof, the accuracy of the statements of the Company made pursuant to the provisions hereof, to the performance by the Company of its covenants, agreements and obligations contained in Sections 3 and 5 hereof, and to the following additional conditions:

(a) Effectiveness of the Registration Statement. The Registration Statement shall have become effective not later than 5:00 p.m., New York, New York time, on the day following the date of this Agreement, or such later time and date as you and the Company shall have agreed; no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and, to the best knowledge of the Company or you, no proceedings for that purpose shall have been instituted, threatened or contemplated by the Commission; and any request by the Commission for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of you or your counsel.

(b) Accuracy of the Registration Statement. You shall not have advised the Company that the Registration Statement or the Prospectus, or any amendment or any supplement thereto, in the reasonable opinion of you or your counsel, contains any untrue statement of fact which is material, or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.

7. Indemnification.

(a) Subject to the limitations set forth below, the Company agrees to indemnify, defend and hold harmless the Dealer Manager, each Soliciting Dealer, each of the Dealer Manager’s and Soliciting Dealer’s respective officers, directors, employees, members, partners, affiliates, agents and representatives and each person, if any, who controls the Dealer Manager or any Soliciting Dealer within the meaning of the Act (collectively, the “Indemnified Parties”), from and against any losses, claims, expenses (including reasonable legal and other expenses incurred in investigating and defending such claims or liabilities), damages or liabilities, joint or several, to which any such Soliciting Dealer or the Dealer Manager or their respective Indemnified Parties, may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions or omissions in respect thereof) arise out of or are based upon: (i) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Company, or any material breach of a covenant contained herein by the Company, or any material failure by the Company to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering; (ii) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement thereto, (B) in any Approved Sales Literature or (C) in any Blue Sky Survey based upon written information furnished by the Company; or (iii) the omission or alleged omission of a material fact required to be stated in the Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement thereto necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such indemnification shall be subject to the provisions of Sections 7(b) and (c) of this Agreement.

The Company shall not provide indemnification for any liability or loss suffered by you, nor shall it provide that you be held harmless for any liability suffered by the Company, unless all of the following conditions are met: (i) the party seeking indemnification has determined, in good faith, that its course of conduct, if such course of conduct caused the loss or liability, was in the best interests of the Company; (ii) the person seeking indemnification was acting on behalf of or performing services on behalf of the Company; (iii) such liability or loss was not the result of gross negligence or willful misconduct on the part of the party seeking indemnification or the Indemnified Party; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the assets of the Company and not from the Stockholders.

In no case shall the Company be liable under this indemnity agreement with respect to any claim made against any of the Indemnified Parties unless the Company shall have been notified in writing (in the manner provided in Section 10 hereof) of the nature of the claim within a reasonable time after the assertion thereof; but the failure to so notify the Company shall not relieve the Company from any liability which the Company would have incurred otherwise than on account of this indemnity agreement. The Company shall be entitled to participate, at its own expense, in the defense of, or if it so elects within a reasonable time after receipt of such notice, to assume the defense of any claim or suit for which any of the Indemnified Parties seek indemnification hereunder. If the Company elects to assume said defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the Indemnified Parties.

In the event that the Company elects to assume the defense of any such suit and retains such counsel, the Company shall not be liable under this Section 7 to the Indemnified Parties in the suit for any legal or other expenses subsequently incurred by the Indemnified Parties, and the Indemnified Parties shall bear the fees and expenses of any additional counsel retained by the Indemnified Parties unless: (A) the employment of counsel by the Indemnified Party has been authorized by the Company; or (B) the Company shall not in fact have employed counsel to assume the defense of such action, in either of which events such fees and expenses shall be borne by the Company.

The Company may advance amounts to the Indemnified Parties for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by one or more Indemnified Parties for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder or is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Parties receiving such advances undertake to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such Indemnified Parties are thereafter found not to be entitled to indemnification.

Notwithstanding the foregoing provisions of this Section 7, the Company will not be liable in any such case to the extent that any loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of you or any Soliciting Dealer for use in the preparation of the Registration Statement (or any amendment thereof) or the Prospectus (or any supplement thereto). The foregoing indemnity agreement is subject to the further condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in the Prospectus but eliminated or remedied in any amendment or supplement thereto, such indemnity agreement shall not inure to your benefit or to any Soliciting Dealer from whom the person asserting any loss, liability, claim, damage or expense purchased the Shares which are the subject thereof (or to the benefit of any person who controls you or any Soliciting Dealer), if a copy of the Prospectus as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company; but only if a copy of the Prospectus (as so amended or supplemented) had been supplied by the Company to you or any Soliciting Dealer prior to such acceptance. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) The indemnification and agreement to hold harmless provided in subparagraph (a) of this Section 7 is further limited to the extent that no such indemnification by the Company of you or a Soliciting Dealer shall be permitted under this Agreement for or arising out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations by you or any Soliciting Dealer and a court of competent jurisdiction has approved indemnification of the litigation costs; (ii) such claims against you or any Soliciting Dealer have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or (iii) a court of competent jurisdiction approves a settlement of the claims against you or any Soliciting Dealer and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Commission and of any state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for securities law violations.

(c) You and each Soliciting Dealer agree to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the Act and any controlling person of the Company: (i) to the same extent as in the foregoing indemnity from the Company to you and each Soliciting Dealer, but only with reference to statements or omissions based upon the information relating to you or any Soliciting Dealer furnished in writing by you or such Soliciting Dealer or on your or their behalf for use in the Registration Statement or the Prospectus, or any amendment or supplement thereto (including the covenants set forth in Section 4); and (ii) for any violation by you or any Soliciting Dealer in the sale of the Shares of any applicable state or federal law or any rule, regulation or instruction thereunder or any material breach of this Agreement, provided that such violation is not committed in reliance on any violation by the Company of such law, rule, regulation or instruction. You and each Soliciting Dealer further agree to indemnify and hold harmless the Company and any controlling person of the Company against any losses, liabilities, claims, damages or expenses to which the Company or any such controlling person may become subject under the securities or blue sky laws of any jurisdiction insofar as such losses, liabilities, claims, damages or expenses (or actions, proceedings or investigations in respect thereof) arise by reason of a sale of the Shares through the efforts of you (with respect to sales effected without the assistance of a Soliciting Dealer) or a Soliciting Dealer (with respect to sales effected by such Soliciting Dealer) which is effected other than in accordance with the Blue Sky Survey supplied to you by the Company (a “Non-Permitted Sale”), whether such Non-Permitted Sale is caused by a sale in a jurisdiction other than those specified in the Blue Sky Survey, by a sale in a jurisdiction in which you or the Soliciting Dealer is not registered to sell the Shares or which results in a sale in a jurisdiction in excess of the number of Shares permitted to be sold in such jurisdiction, and will reimburse the Company or any such controlling person for any legal fees, monetary penalties or other expenses reasonably incurred by any of them in connection with investigating, curing or defending against any such losses, liabilities, claims, damages, actions, proceedings or investigations. This indemnity agreement will be in addition to any liability which you or any Soliciting Dealer may otherwise have.

(d) The notice provisions contained in Section 7(a) hereof, relating to notice to the Company, shall be equally applicable to you and each Soliciting Dealer if the Company or any controlling person of the Company seeks indemnification pursuant to Section 7(c) hereof. In addition, you and each Soliciting Dealer may participate in the defense, or assure the defense, of any such suit so sought under Section 7(c) hereof and have the same rights and privileges as the Company enjoys with respect to such suits under Section 7(a) hereof.

8. Termination of this Agreement. This Agreement may be terminated by you or the Company upon any material breach of this Agreement by one of the parties hereto, subject to a thirty (30) day cure period following prior written notice thereof.  No termination of this Agreement shall affect any rights to receive compensation pursuant to this Agreement with respect to sales of Shares made prior to such termination and any rights to indemnification or contribution or expense reimbursement hereunder, and all representations, covenants and agreements contained in this Agreement which, by their terms, expire or will need to be performed after the termination date of this Agreement (including, but not limited to, the suitability record retention and disclosure covenants contained in Section 4 of this Agreement), shall survive such termination.

In any case, this Agreement shall expire at the close of business on the effective date that the Offering is terminated.  The provisions of Section 7 and 12 hereof shall survive such termination.  In addition, the Dealer Manager, upon the expiration or termination of this Agreement, to the extent of a termination of this Agreement pursuant to the first sentence of this Section 8, shall use commercially reasonable efforts to cooperate with the Company to accomplish any orderly transfer or management of the Offering to a party designated by the Company.  Upon expiration or termination of this Agreement, the Company shall pay to the Dealer Manager all commissions to which the Dealer Manager is or becomes entitled under this Agreement at such time as the commissions become payable.  Notwithstanding the foregoing, in no event shall the Dealer Manager be entitled to payment of any compensation in connection with the offering of Shares (i) that is not completed according to this Agreement or any previous written agreement providing for such compensation, except those negotiated and paid in connection with a transaction that occurs in lieu of the proposed offering as a result of the efforts of the Dealer Manager and related persons and (ii) if such payment would violate FINRA Rule 511(f)(2)(7); provided, however, that the reimbursement of out-of-pocket accountable expenses actually incurred by the Dealer Manager or person associated with the Dealer Manager shall not be presumed to be unfair or unreasonable and shall be payable under normal circumstances.

9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of you or any person who controls you, or by or on behalf of the Company, and shall survive the Termination Date.

10. Notices. All communications hereunder shall be in writing and, if sent to you, shall be mailed by registered mail or delivered, facsimilied or telegraphed and confirmed in writing to Orchard Securities, LLC, 170 South Interstate Plaza, Suite 350, Lehi, Utah 84043 and, if sent to the Company, shall be mailed by registered mail or delivered facsimilied or telegraphed and confirmed in writing to Medical Hospitality Group, Inc., 3241 Preston Road Suite 7, Frisco, TX  75034, Attention: Billy L. Brown, CEO.

11. Parties. This Agreement shall inure to the benefit of and be binding upon you, the Company and the successors and assigns of you and the Company. This Agreement and the conditions and provisions hereof, are intended to be and shall be for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and for the benefit of no other person, firm or corporation, and the term “successors and assigns,” as used herein, shall not include any purchaser of Shares as such.

12. Applicable Law. This Agreement and any disputes relative to the interpretation or enforcement hereto shall be governed by and construed under the internal laws, as opposed to the conflicts of laws provisions, of the State of ____________.

13. Effectiveness of Agreement. This Agreement shall become effective at 5:00 p.m., New York, New York time, on the Effective Date, or at such earlier time as you and the Company agree.

14. Not a Separate Entity. Nothing contained herein shall constitute you and/or the Soliciting Dealers or any of them an association, joint venture, partnership, limited liability company, unincorporated business or other separate entity.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return it to us, whereupon this instrument will become a binding agreement between you and the Company in accordance with its terms.

MEDICAL HOSPITALITY GROUP, INC.,
a Maryland corporation

By:
Name: Billy L. Brown
Title: Chief Executive Officer

Accepted as of the date first above written:

Orchard Securities, LLC, a Utah limited liability company

By:
Name: Kevin C. Bradburn
Title: President